Degaro Innovations Corp.

EVALUATION OF CONTINGENT RESOURCES

AND OTHER PETROLEUM INFORMATION

for the

Blue Water Project

Located in

Township 5S, Range 25E

Montana, U.S.A.

Effective June 30, 2013

Prepared July 8, 2013

by B. L. Whelan, P. Geo.

TABLE OF CONTENTS

Figures

Tables

APPENDIX

1.0 INTRODUCTION

The statement of resource data and other oil and gas information set out below has an effective date of June 30, 2013, and a preparation date of July 8, 2013. The resource data set forth below is in accordance with the standards contained in the Canadian Oil and Gas Evaluation Handbook (COGEH) and the reserves definitions contained in NI 51-101 and the COGEH. The subject resources are categorized as **Petroleum Initially In Place (PIIP), Contingent Resources.** The geologic risk of recovering these resources has not been incorporated in the future net revenue forecast. The Resource Data summarizes the petroleum resources from the property on which Degaro Innovations Corp. (the "Company"") has an option to earn and the net present values of future net revenue for these resources using constant prices and costs and forecast prices and costs. Additional information not required by NI 51-101 has been supplied to provide additional information which is relevant to the readers of this information.

It should not be assumed that the estimates of future net revenues presented in the tables below represent the fair market value of the Company's resources. There is no assurance that the constant prices and cost assumptions and forecast prices and cost assumptions will be attained and variances could be material. The recovery and resource estimates of oil and natural gas provided herein are estimates only and there is no guarantee that the estimated resources will be recovered. Actual recovery of petroleum may be greater or less than the estimates provided herein.

2.0 EXECUTIVE SUMMARY

The Blue Water Prospect is located in Big Horn County, MT, on the Crow Indian Reservation near Billings, MT. The drilling target is the Tensleep Formation that contains heavy oil (11-13 API Gravity) at shallow depths averaging 1,000', normally between 600-1,300'. Elsewhere on the Reservation the Tensleep oil can be 20 API gravity, is considerably deeper, and has been conventionally produced. The Tensleep can have 40-50 feet of pay zone, 18-28% porosity, and 800 md of permeability. Recently, 4 wells were drilled in Sec. 22-T5S- R25E on the initial 40 acre test location. All wells showed excellent saturated oil columns in the Tensleep Sand Formation. Further drill sites are approved, and a steam injection permit was issued by the EPA on January 10, 2013.

The Company has an option to acquire working interests in the Blue Water Block (Exhibits A, B, C).

Table 1
Blue Water Block

Name	Acres	depth m		approx. geog. coordinates latitude/longitude
Blue Water Block	12,979+/-	unlimited		45.3916°N 108.699°W

The Company has entered into a Farmout Agreement dated July 2, 2013 (the "Farmout") with Blue Water Petroleum LLC. ("Blue Water" or "Farmor"), a private company incorporated under the laws of the State of Montana.

A summary of the terms of the Farmout agreement are provided below.

Pursuant to the Farmout the Company is entitled to acquire a 100% working interest, 72% net revenue interest before payout and an 100% working interest, 64% net revenue interest after payout in the Blue Water Block (Schedule 1) in return for performing certain work and making cash payments to the Farmors as follows:

(i) $50,000, as an advance royalty payment, receipt of which has been acknowledged by the Farmors;

(ii) $50,000 as an advance royalty payment by April 30, 2014

(iii) Completing the 51122 well for steam production testing at an estimated cost of $257,000 as set out in Schedule 2.

(iv) On or before December 31, 2013, (A) provide general working capital as required for the Operator (as defined herein) to prepare the one existing injection well and two existing production wells located on the Initial Site for production testing, run the required EPA tests, deepen the water source well and provide for general working capital requirements including but not limited to the bonus payment to the Tribe under the Crow Lease extension and further APD's; (B) provide working capital for steam production testing of the one existing injection well and four (two currently existing) production wells located on the Initial Site, and (C) drill two additional production wells, permitted as Tribal 31122 and Tribal 41122, on the Initial Site.

(v) On or before December 31, 2013, drill and complete two exploration wells, permitted as Tribal 10810 and Tribal 10121, to a depth not to exceed 1,500 feet, in Sections 10 and 21, Township 5 South, Range 25 East in Big Horn County, Montana.

(vi) Drill and complete an injection well and four surrounding producing wells on another spacing unit. Farmee must commence drilling on or before April 30, 2014 and commence steam injection operations on the wells on or before August 31, 2014.

(vii) Drill and complete an injection well and four surrounding producing wells on another spacing unit. Farmee must commence drilling on or before April 30, 2015 and commence steam injection operations on the wells on or before June 30, 2015.

(viii) The Company may elect, at its discretion, to conduct additional oil and gas drilling operations on the Lease Lands as provided under the Leases.

The resources for the project are classified as **Contingent Resources**. The economic cases (Tables 16, 17) within the report are the best estimate of potential revenue, production and recovery and utilize constant and forecast prices as of June 30, 2013 **for a single well with a ten year life projection** The revenue stream is with the cost of the well included in the capital costs and cost recovery is performed in the analysis.

The hydrocarbon in place is anticipated to be oil. **In the case of contingent resources there is the risk of not achieving commerciality.** Contingent resources are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations using established technology or technology under development, but which are not currently considered to be commercially recoverable due to one or more contingencies. Contingencies may include factors such as economic, legal, environmental, political, and regulatory matters, or lack of market.

If the reservoir parameters (Table 15, 16) derived from the core taken at Crow Tribal 5-11 were used to calculate the contingent resources, the following volumes (Table 2) would be obtained for a 40 acre parcel in the Blue Water Block. An extrapolation to the 640 acres within the fault bounds (Figure 6) are also listed in Table 2.

Table 2, Petroleum Initially In Place (PIIP) per 40/640 acres

Best estimate	Minimum Case Mstb	Mean Case Mstb	Maximum Case Mstb
Tensleep 40 acres	1,439	2,016	2,592
Tensleep 640 acres	23,024	32,256	41,472

The area in which the Blue Water Block is located is developed with respect to infrastructure as a result of the operations in the area.

It is recommended that The Company carry out a 5 Spot steam injection program based on the potential hydrocarbon content detected in the Crow Tribal 1-11-22 and 5-11-22 wells as a test for the efficiency of recovery of the heavy oil in place. If the results are satisfactory, there are multiple sites which could be utilized for further oil recoveries.

This report has been prepared for The Company at the request of Mr. Thomas Hynes, CEO of The Company

Table 3, Present Values for single well

		constant price	Escalated prices
		Flow rate 100 bopd	Flow rate 100 bopd
with cost recovery			
		Before tax($000s)	Before tax($000s)
Net present Value @ 0%		$12,143	$12,672
Net present Value @ 5%		$9,312	$9,608
Net Present Value @ 10%		$7,353	$7,508
Net Present Value @ 15%		$5,956	$6,025
Net Present Value @ 20%		$4,932	$4,948

SUMMARY OF THE PETROLEUM RESOURCES AND NET PRESENT VALUE OF FUTURE NET REVENUE, BLUE WATER BLOCK, BEST ESTIMATE, FORECAST PRICES, SINGLE WELL AS OF JUNE 30, 2013

Table 4

Product Classification	PIIP Mbbls	Recoverable Remaining Contingent Resources to Company Mbbls		Net Present Values (M$) Before Income Taxes ($000s)				
Contingent Resource		Gross	Net	0%	5%	10%	15%	20%
Oil	2,016	365	268	$12,672	$9,608	$7,508	$6,025	$4,948


Yellowstone
Stillwater
Cottonwood Block
Pryor
Morris Block Bauwens
Bluewater Block
Carbon
Bowler Flats
Park
Google earth

Figure 1, Blue Water Location Map


BLUE WATER PETROLEUM
BILLINGS OFFICE
WESTMORELAND COAL
MINE
POTENTIAL 2ND
5-SPOT LOCATION
BLUE WATER PETROLEUM
PRYOR OFFICE
CROW TRIBE
ADMINISTRATION AT
CROW AGENCY, MT.
INITIAL 5-SPOT
LOCATION
WELL LOCATIONS OF
13-8 BAUWENS & 11-22 TRIBAL
BLUE WATER PROJECT
KEY LOCATIONS
CROW INDIAN
RESERVATION

Figure 2, Key Locations

3.0 OIL AND PETROLEUM RESOURCES AND NET PRESENT VALUE OF FUTURE NET REVENUE

Following the guidelines of National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities, the author B.L. Whelan, P. Geo., prepared a report (the "Report") dated July 8, 2013. The Report evaluated as of June 30, 2013, for the Blue Water project, the potential petroleum resources and the net present value of future net revenue attributable to such resources as evaluated in the Report based on constant and forecast price and cost assumptions. The tables summarize the data contained in the Report and as result may contain slightly different numbers than such report due to rounding. The net present value of future net revenue attributable to the Company's resources is stated without provision for interest cost and general and administrative costs, but after providing for the estimated royalties, production costs, development costs, and abandonment costs for only those wells assigned resources by the author.

The Report is based on data supplied by the Company, a third party consulting group, public records and the author's opinion of reasonable practices in the industry. The extent and character of ownership and of all factual data pertaining to the Company's properties were supplied by the Company and accepted without further investigation. The author accepted this data as presented and did not conduct title searches or field inspections as this does lie within the author's area of investigation.

The undiscounted or discounted net present value of future net revenue attributable to the Company's resources estimated by the author may not represent the fair market value of those resources. Other assumptions and qualifications relating to costs, prices for future production and other matters are summarized within the Report. The recovery and resource estimates of the Company's petroleum resources provided within the Report are estimates only and there is no guarantee that the estimated resources will be recovered. Actual resources may be greater or less than the estimates provided in the Report.

All amounts are in United Sates dollars unless otherwise noted. The following tables are derived from the most likely case scenario. **The cash flows generated are for single wells.** Multiples of the one well economics can be applied since the program has a repeatable drilling plan.

3.1 CLASSIFICATION OF RESOURCES

The resources stated in the report are Petroleum Initially in Place (PIIP) and the stated recoverable portion is considered Contingent Resources**. Petroleum Initially in Place and Contingent Resources are not reserves.** The present values listed below are for the best case scenario of a single well.

To comply with Section 5.9 of NI 51-101, in respect of the Disclosure of Resources other than Reserves, the following information is included:

a) Pursuant to the Agreement, The Company may earn a 100% WI interest in approximately 12,979 acres of the Blue Water Block in the Big Horn Basin of Montana.
b) All resources are in the U.S.A.
c) All future production is anticipated to be oil
d) The risks are the undefined production potential, confirmation of economic hydrocarbon production in the Blue Water Block and product prices.
e) The positive factors for the property are the presence of oil within cores taken from the 51122 well, oil in the samples from 11122 and the proximity to other large producing fields.
f) The classification of the oil in place is restricted to Contingent Resources rather than Reserves is due to the fact that despite the presence of oil, the positive economics of the prospect have not yet been determined.

3.2 PETROLEUM RESOURCES, BLUE WATER BLOCK PROSPECT

Table 5, Blue Water Block PIIP per 40 acres

Blue Water Block	LOW	BEST	HIGH
PIIP	**MMstb**	**MMstb**	**MMstb**
Tensleep Formation	1,439	2,016	2,592

3.3 CONTINGENT RESOURCES BLUE WATER BLOCK, SINGLE WELL.

Table 6, Blue Water Block Contingent Resources Single Well

Blue Water Block	Mstb
Tensleep Formation	365

3.4 NET PRESENT VALUES OF FUTURE NET REVENUE BASED ON CONSTANT PRICES AND COSTS WITH COST RECOVERY PER WELL

Table 7

Classification	Before Deducting Income Taxes ($000s) Discounted at		
	0%	10%	15%
Prospective resource	$12,143	$7,353	$5,241

3.5 TOTAL FUTURE NET REVENUE (UNDISCOUNTED) BASED ON CONSTANT PRICES AND COSTS WITH COST RECOVERY, PER WELL

Table 8

Category	Revenue ($000s)	Net to The Company ($000s)	Operating Costs ($000s)	Well Costs ($000s)	Future Net Revenue Before Income Taxes ($000s)
Prospective Resource	$25,386	$16,330	$3,557	630	$12,143

3.6 FUTURE NET REVENUE BY PRODUCTION GROUP BASED ON CONSTANT PRICES AND COSTS WITH COST RECOVERY, ONE WELL

Table 9

		Future Net Revenue Before Income Tax Discounted @ 10%/year($000s)
Prospective Resource	Oil	$7,353

3.7 NET PRESENT VALUES OF FUTURE NET REVENUE BASED ON FORECAST PRICES AND COSTS WITH COST RECOVERY PER WELL

Table 10

Classification	Before Deducting Income Taxes ($000s) Discounted at		
	0%	10%	15%
Prospective Resources	$12,672	$7,508	$6,025

3.8 TOTAL FUTURE NET REVENUE (UNDISCOUNTED) BASED ON FORECAST PRICES AND COSTS WITH COST RECOVERY ONE WELL

Table 11

Category	Revenue ($000s)	Net to The Company ($000s)	Operating Costs ($000s)	Well Costs ($000s)	Future Net Revenue Before Income Taxes ($000s)
Prospective Resource	$26,212	$16,859	$3,557	$630	$12,672

3.9 FUTURE NET REVENUE BY PRODUCTION GROUP BASED ON FORECAST PRICES AND COSTS WITH COST RECOVERY

Table 12

		Future Net revenue Before Income Tax Discounted @ 10%/year($000s)
Contingent Resource	Oil	$7,508

4.0 PRICING ASSUMPTIONS

4.1 CONSTANT PRICES AND COSTS

The author employed the local price of $80.11/stb as of June 30, 2013 in estimating the Company's revenues at constant oil prices and regional operating costs at a constant price per year.

Table 13, constant pricing

Petroleum ($US/stb)
$69.55

4.2 PRICING ASSUMPTIONS – FORECAST PRICES AND COSTS

The author employed the price derived from Sproule & Associates June 30, 2013 with regional operating costs based of ~$10/barrel.

Table 14, forecast pricing

Year Forecast	Petroleum, ($US/stb)	Operating expense rate/year)
1	$69.55	$29.645
2	$66.11	$29.645
3	$62.83	$29.645
4	$66.73	$29.645
5	$71.97	$29.645
6	$73.35	$29.645
7	$74.75	$29.645
8	$76.17	$29.645
9	$77.61	$29.645
10	$79.08	$29.645
Thereafter escalated at 1% per year		

5.0 RECONCILIATION OF COMPANY NET RESERVES BY PRINCIPAL PRODUCT TYPE BASED ON FORECAST PRICES AND COSTS

The Company has no reserves as defined by the COGEH.

6.0 UNDEVELOPED RESOURCES

The following discussion generally describes the basis upon which the Company attributes Contingent Resources.

6.2 CONTINGENT RESOURCES

Contingent resources are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations using established technology or technology under development, but which are not currently considered to be commercially recoverable due to

one or more contingencies. Contingencies may include factors such as economic, legal, environmental, political, and regulatory matters, or lack of market (COGEH).

6.2 RISK AND UNCERTAINTY

In the present case there is evidence that the named formations have hydrocarbons in place and that they have been, in several instances, economically produced in the area. The risk involved is whether the formation as a whole contains sufficient recoverable hydrocarbons to justify the resource assigned to it. This risk is mitigated by the record of the offsetting production history of the Frannie and Elk Basin fields. The Elk Basin has produced in excess of 388 million barrels of oil and the Frannie has produced in excess of 125 million barrels of oil.

7.0 RECONCILIATION OF CHANGES IN NET PRESENT VALUE OF FUTURE RESOURCES DISCOUNTED AT 10%, FORECAST PRICES ($000)

No new reserves are shown in this analysis, thus there is no reconciliation.

8.0 FUTURE DEVELOPMENT COSTS

The proposed and completed operations are as follows (see Table 15):

The Tribal 11-22 is to be used as the water source well
The Tribal 11122, 21122 and 51122 have been drilled
The Tribal 51122 will be the steam injection well
The Tribal 31122 and 41122 will be drilled
A steam generator will be rented for the period during the initial testing.
Exploratory wells will be drilled in Section 10 and in Section 21

Multiples of the one well economics can be applied since the program has a repeatable drilling plan. A potential schedule of expenditures is listed below.

Table 15, drilling, completion and installation schedule

Stage 1	2nd/3rd ¼ 2013	Deepen the 11-22 well, test 51122 for EPA standards	$140,200
Stage 2	3rd ¼ 2013	Rent steam generator	$200,000
Stage 3	2113	Drill and complete 2 producing wells	$275,300
Stage 4	2013	Drill exploratory offsetting wells	$300,000
		Total	$915,500

9.0 SIGNIFICANT FACTORS OR UNCERTAINTIES AFFECTING RESOURCES DATA

The estimation of resources requires judgment and decisions based upon available geological, geophysical, engineering and economic data. These estimates can change substantially as additional information from ongoing development activities and production performance becomes available and as economic and political conditions impact oil and gas prices and costs change. The Company's estimates are based on current production forecasts, prices and economic conditions. All of the Company's resources have been evaluated by an independent person, the author, an independent consulting geologist.

As circumstances change and additional data becomes available, resource estimates change. Based on new information, resource estimates are reviewed and revised, either upward or downward, as warranted. Although reasonable efforts have been made by the Company to ensure resource estimates are accurate,

revisions arise as new information becomes available. As new geological, production and economic information is incorporated into the process of estimating the accuracy of the resource estimates improves. Such revisions can be either positive or negative.

10.0 OIL AND GAS PROPERTIES

Pursuant to the Agreement the Company has the option to earn a 100% working interest in 40 acre spacing units in the Blue Water Block and upon satisfactory completion of a development program on the first spacing unit to acquire additional 100% working interests spacing units in the Block.

10.1 GENERAL

The property lies on the northern extremity of the Big Horn Basin which straddles the border of Montana and Wyoming. The Tensleep sandstone, the prospective horizon, is a Pennsylvanian yellowish-gray to white sandstone which forms much of Tensleep Canyon and dominates much of the western slope of the Big Horn Mountains. The Tensleep is an excellent reservoir in the Big Horn Basin to the south of the prospect area. Source rocks are considered to be organic rich shales of the Phosphoria Formation (Fox, 1995).

10.2 GEOLOGY

The prospect is located in south-central Montana in the vicinity of several major fields. The prospect lies along the northeast margin of the Clarks Fork Basin, and slightly north of the Pryor and Bighorn Mountain Range and near the eastern terminus of the northwest-trending Nye-Bowler Lineament. Prior to formation of the present-day topography, the Elk Hills area was located on a passive cratonic platform throughout the Paleozoic. Beginning in the Cretaceous, a north-south trending foreland basin formed as a regional downward in response to loading of the crust during the Cordilleran Orogeny to the west. During this period of time, a vast seaway connected the Arctic and Atlantic Oceans and accumulated thick organic-rich marine sediments across the prospect area (Doughty, 2010).

10.2.1 BLUE WATER BLOCK

The Blue Water Block prospect has been identified by electric well logs, core analysis and surface mapping. The #11122 Tribal (Sec. 22, Twp. 5S, Rge. 25E) was drilled and logged within the parcel under review. The #51122 Tribal (Sec. 22, Twp. 5S, Rge 25E) was also drilled, logged and cored. The Tensleep, the target horizon, was cored in the #51122 between 621' and 692'.

The 11122 well encountered the Tensleep at 633 feet KB (4076 feet asl). The 51122 well encountered the Tensleep Formation at 624' KB (4090 asl). A core was cut from 621' to 692'. The core was oil saturated throughout.


LOCATION SPACING MAP
LOCATED IN THE
NE1/4 of SW1/4
Section 22 – T5S – R25E
Big Horn, County Montana
Center Section Line
21122 and 11122 drilled
Water source well
51122 steam injection well
31122 and 41122 to be drilled
S1/16 Section Line
W1/16 Section Line
LEGEND:
- Government Subdivision Lines
- Proposed Locations

Figure 3, 5-spot schematic

10.3 PRODUCTION

At present there is no production.

10.4 RESERVOIR CHARACTERISTICS

Porosity	15 – 25%
Salt water	5 - 15%
Shrinkage	0.05


TENSLEEP FORMATION: 624'
650
700
<<FR:GR
FR:CALY
<<FR:CALX
<<FR:NPLS
<<FR:PEFR:DPLS
FR:DRHO>>
FR:NPLS>

Figure 4, 51122 Neutron/Gamma Ray Electric Log, Tensleep Formation


Top Tensleep SS
Interval Number
1
2
3
4
5
6
7
8
9
10
11
Key
Yellow = Porous dune ss
Blue = Tight dolomitic 'marine' ss
Tribal 5-11-22
Tribal 11-22

Figure 5, Correlation 51122 and 11-22 Tribal Wells

11.0 COSTS TO BE INCURRED

The economics for the proposed development 5-spot program are included in the Appendix for information purposes only. As this area does not lie within the author's area of investigation or expertise, no comment is made on the veracity of the numbers.

11.1 LEASE COSTS

Pursuant to the Agreement, the buy-in costs for the Company on the Blue Water Block is $100,000 in the form of advanced royalty payments to be offset against future production revenue.


EXPLANATION
Faults showing Relative displacement, U (up), D (down)
Existing 11-22 Well
21122 Well
11122 Well
Injector Well
Injector Well
31122 Well
41122 Well

Figure 6, Fault Bound Potential Zone of Hydrocarbons (Lopez, 2012)

12.0 EXPLORATION AND DEVELOPMENT ACTIVITIES

12.1 EXPLORATION COSTS

No exploration costs have been incurred by the Company to date.

12.2 DEVELOPEMENT COSTS

No development costs have been incurred by the Company to date. The anticipated cost for development is $615,500 (see Table 15).

12.3 OPERATING COSTS

No operating costs were incurred by the Company to date. For cash flow purposes, operating costs of approximately $30,000 per month were used (see Economics in the Appendix).

12.2 CAPITAL COSTS

No capital costs were incurred by the Company to date.

13.0 FORWARD CONTRACTS

None.

14.0 ABANDONMENT AND RECLAMATION COSTS

The estimated abandonment costs are estimated to be $100,000.

15.0 TAX HORIZON

A tax rate of 12% was used for cash flow purposes.

16.0 PRODUCTION ESTIMATES

The rates used for the economic analysis in this Report were selected based on the injection rate into the 15-13 well. The production rate utilized was 100 bopd per well:

17.0 PRODUCTION HISTORY

There is no history of production.

17.1 AVERAGE DAILY PRODUCTION

The average daily production is forecast to be 100 bopd per well.

17.2 PRICES RECEIVED, ROYALTIES PAID, PRODUCTION COSTS AND NETBACKS

Oil Price		$89.55
Discount for API	22%	$20.00
Gross Revenue		$69.55
Royalty	20%	$13.91
GORR		$11.13
Net Revenue		$44.51
Operating cost/bbl		$ 9.56
Net Profit before taxes		$34.95

18.0 PRODUCTION VOLUME BY FIELD

Not applicable.

19.0 RECOMMENDATIONS

It is recommended that Company carry out a 5 Spot steam injection program based on the #11122 and #51122 wells as a test for the efficiency of recovery of the heavy oil in place. If the results are satisfactory, there are multiple sites which could be utilized for further oil recoveries.

The objective of the program is to:

1. determine the potential of production from the Blue Water Block.
2. determine the spacing pattern for future development of the Blue Water Block concession, and

3. determine the optimum depth to drill wells.

Upon confirming that the potential for reasonable production is present, it is recommended that a continuous drill program be carried out to efficiently produce the resource.

20.0 ABBREVIATIONS AND CONVERSIONS

In this document, the abbreviations set forth below have the following meanings:

Oil and Natural Gas Liquids Natural Gas	
atm	atmospheres
CO_2	carbon dioxide
m^3/tonne	cubic meters per tonne
MPa	MegaPascal 10^6 Pascal
CBM	coalbed methane
Bm^3	billion cubic meters
bbl	barrel
bbls	barrels
Mbbls	thousands of barrels
MMbbls	million barrels
Mstb	1,000 stock tank barrels
bblsd	barrels per day
bopd	barrels of oil per day
NGLs	natural gas liquids
stb	stock tank barrels
BOE	Barrel of oil equivalent on the basis of 1 BOE to 6.1 Mcf of natural gas. BOEs may be misleading, particularly if used in isolation. A BOE conversion ratio of 1 BOE for 6.1 Mcf is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead.
BOEd	Barrel of oil equivalent per day
m^3	Cubic meters
$000s	Thousands of dollars

Natural Gas	
C^{o}/100m	degrees Celsius per 100 meters
Gcal	Gigacalories = 10^6 calories
mD	MilliDarcy 10^{-3} Darcy
MWh	MegaWatt hour = 10^6 Watt hour
Bcf	billion cubic feet
Gt	gigatonnes (tonnes x 10^9)
Mcf	thousand cubic feet
MMcf	million cubic feet
Mcfd	thousand cubic feet per day
MMcfd	million cubic feet per day
MMBTU	million British Thermal Units
Bcf	billion cubic feet
GJ	gigajoule
Bcfe	billion cubic feet equivalent

21.0 NOTES AND DEFINITIONS

The determination of oil and gas reserves involves the preparation of estimates that have an inherent degree of associated uncertainty. Categories of proved, probable and possible reserves have been established to reflect the level of these uncertainties and to provide an indication of the probability of recovery.

The estimation and classification of reserves requires the application of professional judgment combined with geological and engineering knowledge to assess whether or not specific reserves classification criteria have been satisfied. Knowledge of concepts including uncertainty and risk, probability and statistics, and deterministic and probabilistic estimation methods is required to properly use and apply reserves definitions.

RESERVES

"Reserves" are estimated remaining quantities of oil and natural gas and related substances anticipated to be recoverable from known accumulations, as of a given date forward, based on the analysis of drilling, geological, geophysical, and engineering data; the use of established technology; and specified economic conditions, which are generally accepted as being reasonable. Reserves are further classified according to the level of certainty associated with the estimates and may be subclassified based on development and production status.

"Proved" reserves are those reserves that can be estimated with a high degree of certainty to be recoverable. It is likely that the actual remaining quantities recovered will exceed the estimated proved reserves.

"Developed Producing" reserves are those reserves that are expected to be recovered from completion intervals open at the time of the estimate. These reserves may be currently producing or, if shut-in, they must have previously been on production, and the date of resumption of production must be known with reasonable certainty.

"Developed Non-Producing" reserves are those reserves that either have not been on production, or have previously been on production, but are shut-in, and the date of resumption of production is unknown.

"Undeveloped" reserves are those reserves expected to be recovered from known accumulations where a significant expenditure (e.g., when compared to the cost of drilling a well) is required to render them capable of production. They must fully meet the requirements of the reserves classification (proved, probable, possible) to which they are assigned.

In multi-well pools, it may be appropriate to allocate total pool reserves between the developed and undeveloped categories or to sub-divide the developed reserves for the pool between developed producing and developed non-producing. This allocation should be based on the estimator's assessment as to the reserves that will be recorded from specific wells, facilities and completion intervals in the pool and their respective development and production status.

"Probable" reserves are those additional reserves that are less certain to be recovered than proved reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved + probable reserves.

"**Probability**" refers to the degree of certainty associated with the estimates of reserves. Reported reserves should target the following levels of certainty under a specific set of economic conditions:

P90 refers to a level in which at there is at least a 90 percent probability that the quantities recovered will be equal or exceed the estimated proved reserves.

P50 refers to a level in which at there is at least a 50 percent probability that the quantities recovered will be equal or exceed the estimated proved + probable reserves.

P10 refers to a level in which at there is at least a 10 percent probability that the quantities recovered will be equal or exceed the estimated proved + probable reserves + possible reserves.

"Undeveloped Reserves" are defined as those reserves expected to be recovered from known accumulations where significant expenditure is required to render them capable of production.

The following terms, used in the preparation of the Report (as defined herein) and this document have the following meanings:

"Undiscovered Petroleum Initially-in-Place (equivalent to Undiscovered Resources") is that quantity of petroleum that is estimated on a given date to be contained in accumulations yet to be discovered. The recoverable portion of undiscovered petroleum initially in place is referred to as "prospective resources," the remainder as unrecoverable.

"Prospective Resources" are those quantities of petroleum estimated as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects. Prospective Resources have both an associated chance of discovery and a chance of

development. Prospective Resources are further subdivided in accordance with the level of certainty associated with recoverable estimates assuming their discovery and development and may be subclassified based on project maturity.

OTHER DEFINITIONS

The following terms, used in the preparation of the Report (as defined herein) and this document have the following meanings:

"Associated gas" means the gas cap overlying a crude oil accumulation in a reservoir.

"Constant prices and costs" means prices and costs used in an estimate that are:

(a) The Company's prices and costs as at the effective date of the estimation, held constant throughout the estimated lives of the properties to which the estimate applies;

(b) If, and only to the extent that, there are fixed or presently determinable future prices or costs to which the Company is legally bound by a contractual or other obligation to supply a physical product, including those for an extension period of a contract that is likely to be extended, those prices or costs rather than the prices and costs referred to in paragraph (a).

For the purpose of paragraph (a), the reporting issuer's prices will be the posted price for oil and the spot price for gas, after historical adjustments for transportation, gravity and other factors.

"**Company"** means Degaro Innovations Corp.

"Crude oil" or **"Oil"** means a mixture that consists mainly of pentanes and heavier hydrocarbons, which may contain sulphur and other non-hydrocarbon compounds, that is recoverable at a well from an underground reservoir and that is liquid at the conditions under which its volume is measured or estimated. It does not include solution gas or natural gas liquids.

"Development costs" means costs incurred to obtain access to reserves and to provide facilities for extracting, treating, gathering and storing the oil and gas from the reserves. More specifically, development costs, including applicable operating costs of support equipment and facilities and other costs of development activities, are costs incurred to:

(a) Gain access to and prepare well locations for drilling, including surveying well locations for the purpose of determining specific development drilling sites, clearing ground, draining, road building, and relocating public roads, gas lines and power lines, to the extent necessary in developing the reserves;

(b) Drill and equip development wells, development type stratigraphic test wells and service wells, including the costs of platforms and of well equipment such as casing, tubing, pumping equipment and the wellhead assembly;

(c) Acquire, construct and install production facilities such as flow lines, separators, treaters, heaters, manifolds, measuring devices and production storage tanks, natural gas cycling and processing plants, and central utility and waste disposal systems; and

(d) Provide improved recovery systems.

"Development well" means a well drilled inside the established limits of an oil or gas reservoir, or in close proximity to the edge of the reservoir, to the depth of a stratigraphic horizon known to be productive.

"Exploration costs" means costs incurred in identifying areas that may warrant examination and in examining specific areas that are considered to have prospects that may contain oil and gas reserves, including costs of drilling exploratory wells and exploratory type stratigraphic test wells. Exploration costs may be incurred both before acquiring the related property (sometimes referred to in part as "prospecting costs") and after acquiring the property. Exploration costs, which include applicable operating costs of support equipment and facilities and other costs of exploration activities, and geophysical crews and others conducting those studies (collectively sometimes referred to as "geological and geophysical costs");

(a) Costs of topographical, geochemical, geological and geophysical studies, rights of access to properties to conduct those studies, and salaries and other expenses of geologists, **"Exploratory well"** means a well that is not a development well, a service well or a stratigraphic test well.

(b) Costs of carrying and retaining unproved properties, such as delay rentals, taxes (other than income and capital taxes) on properties, legal costs for title defense, and maintenance of land and lease records;

(c) Dry hole contributions and bottom hole contributions;

(d) Costs of drilling and equipping exploratory wells; and

(e) Costs of drilling exploratory type stratigraphic test wells.

"Field" means an area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition. There may be two or more reservoirs in a field that are separated vertically by intervening impervious strata or laterally by local geologic barriers, or both. Reservoirs that are associated by being in overlapping or adjacent fields may be treated as a single or common operational field. The geological terms "structural feature" and "stratigraphic condition" are intended to denote localized geological features, in contrast to broader terms such as "basin", "trend", "province", "play" or "area of interest".

"Future prices and costs" means future prices and costs that are:

(a) Generally accepted as being a reasonable outlook of the future;

(b) If, and only to the extent that, there are fixed or presently determinable future prices or costs to which the Company issuer is legally bound by a contractual or other obligation to supply a physical product, including those for an extension period of a contract that is likely to be extended, those prices or costs rather than the prices and costs referred to in paragraph (a).

"Future income tax expenses" means future income tax expenses estimated (generally, year-by-year):

(a) Making appropriate allocations of estimated unclaimed costs and losses carried forward for tax purposes, between oil and gas activities and other business activities;

(b) Without deducting estimated future costs (for example, Crown royalties) that are not deductible in computing taxable income;

(c) Taking into account estimated tax credits and allowances (for example, royalty tax credits); and

(d) Applying to the future pre-tax net cash flows relating to the reporting issuer's oil and gas activities the appropriate year-end statutory tax rates, taking into account

future tax rates already legislated.

"Future net revenue" means the estimated net amount to be received with respect to the development and production of reserves (including synthetic oil, coalbed methane and other non-conventional reserves) estimated using constant prices and costs or forecast prices and costs.

"Gross" means:

(a) In relation to the Company's interest in production or reserves, its "Company gross reserves", are their working interest (operating or non-operating) shares before deduction of royalties and without including any royalty interests of the Company;

(b) In relation to wells, the total number of wells in which the Company has an interest; and

(c) In relation to properties, the total area of properties in which the Company has an interest.

"Natural gas" means the lighter hydrocarbons and associated non-hydrocarbon substances occurring naturally in an underground reservoir, which under atmospheric conditions are essentially gases but which may contain natural gas liquids. Natural gas can exist in a reservoir either dissolved in crude oil (solution gas) or in a gaseous phase (associated gas or non-associated gas). Non-hydrocarbon substances may include hydrogen sulphide, carbon dioxide and nitrogen.

"Natural gas liquids" means those hydrocarbon components that can be recovered from natural gas as liquids including, but not limited to, ethane, propane, butanes, pentanes plus, condensate and small quantities of non-hydrocarbons.

"Net" means:

(a) In relation to the Company's interest in production or reserves its working interest (operating or non operating) share after deduction of royalty obligations, plus its royalty interests in production or reserves;

(b) In relation to the Company's interest in wells, the number of wells obtained by aggregating the Company's working interest in each of its gross wells; and

(c) In relation to the Company's interest in a property, the total area in which the Company has an interest multiplied by the working interest owned by the Company.

"Non-associated gas" means an accumulation of natural gas in a reservoir where there is no crude oil.

"Operating costs" or "production costs" means costs incurred to operate and maintain wells and related equipment and facilities, including applicable operating costs of support equipment and facilities and other costs of operating and maintaining those wells and related equipment and facilities.

"Production" means recovering, gathering, treating, field or plant processing (for example, processing gas to extract natural gas liquids) and field storage of oil and gas.

"Property" includes:

(a) Fee ownership or a lease, concession, agreement, permit, license or other interest representing the right to extract oil or gas subject to such terms as may be imposed by the conveyance of that interest;

(b) Royalty interests, production payments payable in oil or gas, and other non-operating interests in properties operated by others; and

(c) An agreement with a foreign government or authority under which a reporting issuer participates in the operation of properties or otherwise serves as "producer" of the underlying reserves (in contrast to being an independent purchaser, broker, dealer or importer).

A property does not include supply agreements, or contracts that represent a right to purchase, rather than extract, oil or gas.

"Property acquisition costs" means costs incurred to acquire a property (directly by purchase or lease or indirectly by acquiring another corporate entity with an interest in the property), including:

(a) Costs of lease bonuses and options to purchase or lease a property;

(b) The portion of the costs applicable to hydrocarbons when land including rights to hydrocarbons is purchased in fee;

(c) Brokers' fees, recording and registration fees, legal costs and other costs incurred in acquiring properties.

"Proved property" means a property or part of a property to which reserves have been specifically attributed.

"Reservoir" means a porous and permeable underground formation containing a natural accumulation of producible oil or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

"Service well" means a well drilled or completed for the purpose of supporting production in an existing field. Wells in this class are drilled for the following specific purposes: gas injection (natural gas, propane, butane or flue gas), water injection, steam injection, air injection, salt-water disposal, water supply for injection, observation, or injection for combustion.

"Solution gas" means natural gas dissolved in crude oil.

"Stratigraphic test well" means a drilling effort, geologically directed, to obtain information pertaining to a specific geologic condition. Ordinarily, such wells are drilled without the intention of being completed for hydrocarbon production. They include wells for the purpose of core tests and all types of expendable holes related to hydrocarbon exploration. Stratigraphic test wells are classified as (a) exploratory type" if not drilled into a proved property; or (b) "development type", if drilled into a proved property. Development type stratigraphic wells are also referred to as "evaluation wells".

"Support equipment and facilities" means equipment and facilities used in oil and gas activities, including seismic equipment, drilling equipment, construction and grading equipment, vehicles, repair shops, warehouses, supply points, camps, and division, district or field offices.

"Unproved property" means a property or part of a property to which no reserves have been specifically attributed.

"Well abandonment costs" means costs of abandoning a well and surface lease reclamation. They do not include costs of abandoning the gathering system, suspended wells, batteries, plants, or processing facilities.

22.0 REFERENCES

Doughty, P. T., 2010, Report on the Undiscovered Resource Potential of the Elk Hills Heavy Oil Prospect, Carbon and Yellowstone Counties, Montana.,

Fox, James E, Dolton Gordon L., 1995, Bighorn Basin Province (034), USGS Geological Survey Circular 1118.

GLJ Petroleum Consultants, December 20, 2011, Resource Evaluation, Blue Water, *for* Viscos Energy (Holding) Ltd.

Lopez, David A., Log Evaluation of Tensleep Pay, 11-22 Tribal Well, NE/SW Sec. 22, T. 5S, R. 25E, Big Horn County, Montana.

Lopez, David A., June 14, 2012, Core Sample Description, Summit Tribal 5-11-22, Crow Indian Reservation, Montana *for* Summit West Oil.

Lopez, David A., Log Evaluation of the Tensleep Pay, 11-22 Tribal Well.

Lopez, David A., August 3, 2012, Oil Reserve Estimate, Blue Water Heavy Oil Project Crow Reservation, Montana.

Prisem Geoscience Consulting LLC., July 20, 2011, Wellsite Geological Report, Tribal 11-22-5S-25E, Big Horn County, Montana *for* Degaro Innovations Corp.

Prisem Geoscience Consulting LLC., July 15, 2011, Wellsite Geological Report, Tribal 13-8-5S-25E, Big Horn County, Montana *for* Degaro Innovations Corp.

Summit West Oil, LLC., June 2012, Geological Report Well, #11122 Tribal Sec. 22, T5S, R25E, Big Horn County, Montana *for* Longshot Oil.

Summit West Oil, LLC., May 2012, Geological Report Well, #21122 Tribal Sec. 22, T5S, R25E, Big Horn County, Montana *for* Longshot Oil.

Summit West Oil, LLC., May – June 2012, Geological Report Well, #51222 Tribal Sec. 22, T5S, R25E, Big Horn County, Montana *for* Longshot Oil.

23.0 CERTIFICATE OF QUALIFICATIONS

I, **Barry L. Whelan**, of the city of Vancouver, Province of British Columbia, do hereby certify:

1. That I did prepare a review of the properties under option to Degano Innovations Corp.

2. That I am a Professional Geoscientist in the Province of British Columbia and that I have in excess of forty years experience as a Geologist, fifteen years with Gulf Oil Corporation and twenty five years as a Consulting Geologist.

3. That I have experience in exploration and development geology in North America, South America, Asia, Africa and Europe.

4. That I have performed evaluations of a similar type to this evaluation continuously starting in 1970 with Gulf Oil Corporation and subsequently as a consultant to individuals and companies since 1980.

5. That I have conducted the evaluation in accordance with generally accepted industry standards.

6. That I have no interest, direct or indirect, nor do I expect to receive any direct or indirect interest in the property evaluated in this report or in Degano Innovations Corp.

7. That a personal field inspection of the properties was not made. The report was generated by material from the Blue Water Petroleum LLC. and public records.

8. That Blue Water Petroleum LLC and Degano Innovations Corp. provided ownership data and the terms of the Agreement.

Dated at Vancouver, British Columbia on the 8th day of July 2013

"Barry L. Whelan", P. Geo.

APPENDIX

BlueWater						MOST LIKELY CASE				
Constant Prices						SUMMARY				
Crow Reserve Montana						RESERVES AND ECONOMICS				
100% W.I.,72% N.R.I., BPO						As of June 30, 2013				
100% WI, 64% NRI, APO						CONSTANT PRICES				
All amounts in $US						with abandonment				
	gross oil	net oil	Price	gross revenue	royalty	revemue	opcosts	well cost	net revenue	cum revenue
Month	Mbbl	Mbbl		($000s)	($000s)	($000s)	($000s)	($000s)	($000s)	($000s)
1	3.1	$2.294	$69.55	$216	56	$160	29.645	530	($400)	($400)
2	2.8	$2.072	$69.55	$195	51	$144	29.645		$114	($286)
3	3.1	$2.294	$69.55	$216	56	$160	29.645		$130	($156)
4	3.0	$2.220	$69.55	$209	54	$154	29.645		$125	($31)
5	3.1	$2.046	$69.55	$216	78	$138	29.645		$108	$77
6	3.0	$1.980	$69.55	$209	75	$134	29.645		$104	$181
7	3.1	$2.046	$69.55	$216	78	$138	29.645		$108	$290
8	3.1	$2.046	$69.55	$216	78	$138	29.645		$108	$398
9	3.0	$1.980	$69.55	$209	75	$134	29.645		$104	$502
10	3.1	$2.046	$69.55	$216	78	$138	29.645		$108	$610
11	3.0	$1.980	$69.55	$209	75	$134	29.645		$104	$714
12	3.1	$2.046	$69.55	$216	78	$138	29.645		$108	$822
sum	36.5	25.050		$2,539	830	$1,708	355.74	530	$822	$2,722
year 2	36.5	27	$69.55	$2,539	914	$1,625	355.74		$1,269	$2,091
3	36.5	27	$69.55	$2,539	914	$1,625	355.74		$1,269	$3,360
4	36.5	27	$69.55	$2,539	914	$1,625	355.74		$1,269	$4,629
5	36.5	27	$69.55	$2,539	914	$1,625	355.74		$1,269	$5,898
6	36.5	27	$69.55	$2,539	914	$1,625	355.74		$1,269	$7,167
7	36.5	27	$69.55	$2,539	914	$1,625	355.74		$1,269	$8,436
8	36.5	27	$69.55	$2,539	914	$1,625	355.74		$1,269	$9,705
9	36.5	27	$69.55	$2,539	914	$1,625	355.74		$1,269	$10,974
10	36.5	27	$69.55	$2,539	914	$1,625	355.74	100	$1,169	$12,143
	365.0	268		$25,386	9,055	$16,330	$3,557	$630	$12,143	

	BT	taxes	AT		Royalty to landowner 20%
Net present Value @ 0%	$12,143	$1,457	$10,686		Royalty to Farmor 6% BPO, 16% APO
Net present Value @ 5%	$9,312	$1,117	$8,194		
Net Present Value @ 10%	$7,353	$882	$6,470		
Net Present Value @ 15%	$5,956	$715	$5,241		
Net Present Value @ 20%	$4,932	$592	$4,340		

Table 13 Cash flow, constant price

BlueWater						MOST LIKELY CASE				
Escalated Prices						SUMMARY				
Crow Reserve Montana					RESERVES AND ECONOMICS					
100% W.I.,74% N.R.I., BPO						As of June 30, 2013				
100% W.I., 64% NRI, APO						ESCALATED PRICES				
All amounts in $US						with abandonment				
	gross oil	net oil	Price	gross revenue	royalty	revenue	opcosts	well cost	net revenue	cum revenue
Month	Mbbl	Mbbl		($000s)		($000s)	($000s)	($000s)	($000s)	($000s)
1	3.1	$2.294	$69.55	$216	56	$160	29.645	530	($400)	($400)
2	2.8	$2.072	$69.55	$195	51	$144	29.645		$114	($286)
3	3.1	$2.294	$69.55	$216	56	$160	29.645		$130	($156)
4	3.0	$2.220	$69.55	$209	54	$154	29.645		$125	($31)
5	3.1	$2.046	$69.55	$216	78	$138	29.645		$108	$77
6	3.0	$1.980	$69.55	$209	75	$134	29.645		$104	$181
7	3.1	$2.046	$69.55	$216	78	$138	29.645		$108	$290
8	3.1	$2.046	$69.55	$216	78	$138	29.645		$108	$398
9	3.0	$1.980	$69.55	$209	75	$134	29.645		$104	$502
10	3.1	$2.046	$69.55	$216	78	$138	29.645		$108	$610
11	3.0	$1.980	$69.55	$209	75	$134	29.645		$104	$714
12	3.1	$2.046	$69.55	$216	78	$138	29.645		$108	$822
sum	36.5	25.050		$2,539	830	$1,708	355.74	530	$822	$2,722
year 2	36.5	27	$66.11	$2,413	869	$1,544	355.74		$1,188	$2,011
3	36.5	27	$62.83	$2,293	826	$1,468	355.74		$1,112	$3,123
4	36.5	27	$66.73	$2,436	877	$1,559	355.74		$1,203	$4,326
5	36.5	27	$71.97	$2,627	946	$1,681	355.74		$1,325	$5,651
6	36.5	27	$73.35	$2,677	964	$1,713	355.74		$1,358	$7,009
7	36.5	27	$74.75	$2,728	982	$1,746	355.74		$1,390	$8,399
8	36.5	27	$76.17	$2,780	1,001	$1,779	355.74		$1,424	$9,823
9	36.5	27	$77.61	$2,833	1,020	$1,813	355.74		$1,457	$11,280
10	36.5	27	$79.08	$2,886	1,039	$1,847	355.74	100	$1,391	$12,672
	365.0	268		$26,212	9,353	$16,859	$3,557	$630	$12,672	

		BT	taxes	AT				
Net present Value @ 0%		$12,672	$1,521	$11,151		Royalty to landowner 20%		
Net present Value @ 5%		$9,608	$1,153	$8,455		Royalty to Farmor 6% BPO, 16% APO		
Net Present Value @ 10%		$7,508	$901	$6,607				
Net Present Value @ 15%		$6,025	$723	$5,302				
Net Present Value @ 20%		$4,948	$594	$4,354				

Table 14 Cash flow, forecast price

Interval	Thickness	Area	Porosity	Sw	So	Acre-ft	OIP
Depth - feet	feet	acres					Mbbl
621-624	4	40	13%	23%	77%	16.0	124.252
624-638	14	40	16%	12%	88%	78.8	611.703
646-655	9	40	22%	27%	73%	57.8	448.537
659-662	3	40	23%	31%	69%	19.0	147.743
662-666	4	40	26%	20%	80%	33.3	258.186
666-672	6	40	17%	35%	65%	26.5	205.742
672-679	7	40	23%	25%	75%	48.3	374.711
694-698	4	40	23%	25%	75%	27.6	214.121
702-705	3	40	21%	41%	59%	14.9	115.346
708-710	2	40	22%	33%	67%	11.8	91.482
						Total	2,592

Table 15, – Oil in Place Calculations for log data, Crow Tribal 1-11-22 Discovered Contingent Resources Estimate, Tensleep Formation

Interval	Thickness	Area	Porosity - Log	Porosity - Core	Sw	So	Acre-ft	OIP
Depth - feet	feet	acres						Mbbl
640-644	4	40	20%	18%	27%	73%	22.2	172.166
646-658	12	40	23%	19%	41%	59%	59.5	461.384
660-668	8	40	23%	22%	26%	74%	53.3	413.346
670-673	3	40	20%	18%	44%	56%	12.8	99.054
676-682	6	40	24%	22%	25%	75%	37.8	293.252
								1,439

Table 16, – Oil in Place Calculations for log data, Crow Tribal 5-11-22 Discovered Contingent Resources Estimate, Tensleep Formation


ERA
PERIOD
EPOCH
STAGE
CENTRAL MONTANA
Crazy Mountain Basin
Little Belt & Big Snowy Mts.
Northern Big Horn Basin
MESOZOIC
JURRASIC
TRIASSIC
PALEOZOIC
PERM-IAN
PENNSYL-VANIAN
MISSIS-SIPPIAN
DEVONIAN
SIL.
ORDO-VICIAN
CAMBRIAN
UPPER
MIDDLE
LOWER
Portlandian
Kimmeridgian
Oxfordian
Callovian
Bathonian
Bajocian
Rhaetian
Norian
Karnian
Ladinian
Anisian
Scythian
Guadalupian
Leonardian
Wolfcampian
Virgilian
Missourian
DesMoinesian
Atokan
Morrowan
Chesterian
Meramecian
Osagian
Kinderhookian
Croixan
Albertan
Waucoban
Morrison Fm.
Ellis Gp.
Swift Formation
Rierdon Fm
Sawtooth Fm.
Piper Formation
Sundance Formation
Upper Mbr
Lower Mbr
Gypsum Spring Fm.
Chugwater Fm.
Goose Egg Formation
Shedhorn Sandstone
Quadrant Ss.
Tensleep Ss.
Amsden Group
Alaska Bench La.
Tyler Fm.
Amsden Fm.
Big Snowy Group
Heath Fm.
Otter Fm.
Kibbey Fm.
Darwin Sandstone
Madison Group
Mission Canyon Formation
Lodgepole Fm.
Three Fks. Fm.
Trident Mbr.
Logan Gulch Mbr.
Three Forks Fm.
Three Forks Formation
Birdbear Formation
Jefferson Formation
Duperow Formation
Maywood Formation
Maywood Fm.
Beartooth Butte Fm.
Bighorn Dol.
Bighorn Dolomite
Grove Creek Fm.
Snowy Range Fm.
Snowy Range Formation
Pilgrim Formation
Gallatin Limestone
Park Formation
Meagher Formation
Gros Ventre Limestone
Wolsey Shale
Flathead Sandstone

Figure 7, Stratigraphic Nomenclature In Central Montana

EXHIBIT "A"
CROW TRIBE MINERALS

Township 5 South Range 25 East

Section 8: All	640 acres
Section 9: N1/2, NE1/4SW1/4	360 acres
Section 10: NE1/4, E1/2NW1/4	240 acres
Section 14: W1/2	320 acres
Section 16: NW1/4, E1/2SW1/4, SE1/4	400 acres
Section 20: NE1/4, E1/2NW1/4, SW1/4NW1/4, S1/2	600 acres
Section 21: NW1/4, S1/2	480 acres
Section 21: NE1/4	160 acres
Section 22: S1/2	320 acres
Section 23: W1/2W1/2, NE1/4SW1/4	200 acres
Section 26: N1/2NE1/4SE1/4	20 acres
Section 27: NW1/4	160 acres
Section 28: NE1/4, W1/2	480 acres
Section 29: All	640 acres
Section 32: All	640 acres
Section 33: W1/2NW1/4, S1/2	400 acres
Section 35: W1/2NW1/4, SW1/4, SW1/4SE1/4	280 acres
TOTAL TRIBAL ACRES	**6340 acre**

EXHIBIT "B"
CROW ALLOTTEE MINERALS

Township 5 South Range 25 East

Section 9: NW1/4SW1/4, S1/2SW1/4, SE1/4	280 acres
Section 10: W1/2NW1/4, S1/2	400 acres
Section 15: All	640 acres
Section 16: W1/2SW1/4	80 acres
Section 17: NE1/4NE1/4, S1/2NE1/4, SE1/4NW1/4, E1/2SW1/4, SE1/4	400 acres
Section 22: N1/2	320 acres
Section 23: NW1/4NE1/4, NE1/4NW1/4, SE1/4SW1/4, SE1/4	280 acres
Section 25: All	640 acres
Section 26: N1/2N1/2, SW1/4NW1/4, SE1/4SW1/4, S1/2NE1/4SE1/4, NW1/4SE1/4, SE1/4SE1/4	340 acres
Section 27: NE1/4, SE1/4SW1/4, W1/2SE1/4	280 acres
Section 34: W1/2, S1/2SE1/4	400 acres
Section 35: E1/2NE1/4, N1/2SE1/4, SE1/4SE1/4	200 acres
Section 36: N1/2, NE1/4SE1/4	360 acres
TOTAL ALL OTTEE ACRES	**4620 acres**

EXHIBIT "C"
PAUGH / KEEBLER LEASES

H. Allen Keebler Family Trust Lease

Township 4 South Range 25 East

Township 4 South, Range 25 East

Section 5: Lot 4, SW1/4NW1/4, W1/2SW1/4

Section 6: Lots 1 and 2, SE1/4NE1/4, E1/2SE1/4

Section 20: W1/2NW1/4, SE1/4NW1/4, SW1/4, plus a 2.5 acre parcel in the NW1/4SE1/4

Section 29: W1/2NW1/4

Containing 736.24 gross acres, and 548.76 net mineral acres.

Paugh Land, LLC Lease

Township 4 South Range 25 East

Section 16: SW1/4NW1/4, NW1/4SW1/4

Section 17: S1/2NE1/4, SE1/4NW1/4, SE1/4

Section 20: S1/2NE1/4, SE1/4

Section 21: SW1/4NE1/4, NW1/4, W1/2SW1/4, Lot 5, Lot 6

Section 29: NE1/4NE1/4, W1/2NE1/4, NE1/4NW1/4, W1/2SW1/4, Lot 5, Lot 6

Containing 1283.04 gross acres, and 601.52 net mineral acres.

ECONOMICS

There will be 5 wells per 40 acres (a **5-Spot**), with 1 central steam injector well surrounded by 4 receiving (producing) wells. The wells remaining to be drilled to complete the 5-Spot are the # 31122 Tribal and the #41122 Tribal. The #11-22 Tribal well be deepened and converted into a water source well. The water will be produced from the Madison Formation. Using 100 BOPD per producing well and an injection pressure of 250-300 p.s.i. and a steam-oil ratio (**SOR**) of 5:1, then we can construct a number of models for the development of a pilot project.

WATER REQUIREMENTS

With 4 producers surrounding an injector, with each producer making 100 BOPD, the water requirement would be 2,000 barrels of water/day per 40 acres. The water will be supplied on site by drilling a water source well in a central location to the 5-Spot. The water pump will be powered by natural gas, or a natural gas powered generator.

4 wells X 100 bbls. X 5 (SOR) = 2,000 bbls water/day per 5-Spot.

NATURAL GAS REQUIREMENTS TO GENERATE STEAM

It is expected that the steam generator will be fueled by natural gas. Fortunately, there is a 12" natural gas pipeline that is operated by WBI that is within 5 miles from the Blue Water project.

Natural gas contains 1,031 BTU/cubic foot, or 1,031,000 BTU/Mcf. The daily amount of natural gas required to generate 807,072,000 BTU's for the production of 400 BOPD is:

2,421,216 BTU per 1 bbl OIL / 1,031,000 BTU per Mcf = 2.348 Mcf/BO

2.348 Mcf/BO X 400 BOPD = 939.36 Mcfd to produce 400 BOPD

Therefore, it will take approximately 939.36 Mcfd to generate sufficient steam to produce 400 BOPD from 4 production wells on a 5-Spot facility. On an hourly basis,

2,000 bbls. Steam per day = 83.33 bbls steam per hour

939.36 Mcfd / 24 Hours = 39.14 Mcf per hour required

NATURAL GAS CONTRACT REQUIREMENTS

Rounding up, the daily natural gas requirement to produce 400 BOPD from a 5-Spot with 4 producing wells will be 936.36 Mcf. The steam generation process requires a constant 24/7 operation mode. Therefore, the annual minimum Natural gas requirement per 5-Spot will be: 939.36 Mcfd X 365 Days = 342,866 Mcf per Year per 40 Acre Unit.

Annual Gas Requirement per 5-Spot Facility = 342,866.4 Mcf

Annual Cost of Gas: $942,882.60 (@ $2.75/Mcf)

SINGLE WELL SUMMARY & 5-SPOT SUMMARY:

The cost to drill and complete a single well in the Blue Water project is $280,000.00. This would include the pro-rata share of the injection well needed to service 4 production wells, and the well would be ready for steam injection and oil production. The pro-rata share of the cost for the water source well and steam generator is $250,000.00. This well is expected to produce 100 BOPD and the natural gas required to generate the steam for the well is 234.84 Mcfd at a cost of $645.81 per day.

Total Cost for a single well: **$530,000.00.**

This well is estimated to produce: **100 BOPD.**

Natural gas required per well: **$645.81 per day**

COST OF OPERATIONS PRODUCING WELL

The monthly cost of operating one producing well includes:

$19,375 -Natural Gas for steam generator [30 day average]

$3,000 - Pumper

$2,500 – Maintenance of wells

$3,000 – Project administration

$1,770 – Contingency

These monthly operating costs are estimated to be:

PER PRODUCING WELL: $29,645 per month

PER 5-SPOT: $118,580 per month